                                                                     Exhibit 4-G


                                                                  EXECUTION COPY








                              REMARKETING AGREEMENT



                                      among



                             HERCULES INCORPORATED,


                                HERCULES TRUST V


                                       and


                      NATIONSBANC MONTGOMERY SECURITIES LLC



                          Dated as of November 12, 1998

                                TABLE OF CONTENTS

                                                                                              PAGE
         SECTION 1.   Definitions...............................................................1
         SECTION 2.   Representations and Warranties............................................6
         SECTION 3.   Covenants.................................................................8
         SECTION 4.   Appointment and Obligations of Remarketing Agent and
                        Calculation Agent; Secondary Purchaser.................................11
         SECTION 5.   Determination of Reset Date; Remarketing Procedures......................11
         SECTION 6.   Reset of Distribution Rate, Mandatory Redemption Date,
                        Interest Rate and Maturity Date........................................14
         SECTION 7.   Renewed Remarketing......................................................14
         SECTION 8.   Remarketing Fee..........................................................14
         SECTION 9.   Failed Remarketing; Mandatory Redemption.................................15
         SECTION 10.    Early Remarketing......................................................15
         SECTION 11.  Adjustments to Trigger Price.............................................16
         SECTION 12.  Replacement and Resignation of Remarketing Agent.........................16
         SECTION 13.  Dealing in the Securities................................................17
         SECTION 14.  Offering Memorandum......................................................17
         SECTION 15.  Conditions to the Remarketing Agent's Obligations........................17
         SECTION 16.  Indemnification..........................................................18
         SECTION 17.  Termination of Remarketing Agreement.....................................18
         SECTION 18.  Remarketing Agent's Performance: Duty of Care; Power of
                        Attorney...............................................................18
         SECTION 19.  Expenses.................................................................18
         SECTION 20.  Governing Law............................................................18
         SECTION 21.  Term of Agreement........................................................19
         SECTION 22.  Successors and Assigns...................................................19
         SECTION 23.  Headings.................................................................19
         SECTION 24.  Severability.............................................................19
         SECTION 25.  Counterparts.............................................................19
         SECTION 26.  Amendments...............................................................19
         SECTION 27.  Notices..................................................................19

Exhibit A - Form of Secondary Purchase Agreement

                              REMARKETING AGREEMENT

         REMARKETING AGREEMENT, dated as of November 12, 1998 (the "AGREEMENT") by and among Hercules Incorporated, a Delaware corporation (the "COMPANY"), Hercules Trust V, a Delaware statutory business trust (the "TRUST"), and NationsBanc Montgomery Securities LLC, as remarketing agent (the "REMARKETING AGENT").

                                   WITNESSETH:

         WHEREAS, the Trust shall issue 200,000 Auction Rate Reset Preferred Securities (the "PREFERRED SECURITIES") in an aggregate stated liquidation amount of $200,000,000 and 6,200 Auction Rate Reset Common Securities (the "COMMON SECURITIES", and, collectively with the Preferred Securities, the "TRUST SECURITIES") in an aggregate stated liquidation amount of $6,200,000 under the Amended and Restated Trust Agreement, dated as of November 12, 1998, by and among the Company, the Administrative Trustees, the Delaware Trustee and the Property Trustee (the "TRUST AGREEMENT");

         WHEREAS, the sole assets of the Trust, consisting of $206,200,000 aggregate principal amount of Auction Rate Reset Junior Subordinated Notes Series A (the "SUBORDINATED NOTES") of the Company, shall be purchased by the Trust from the Company with the proceeds of the sale of the Trust Securities;

         WHEREAS, the Preferred Securities or, following any distribution of Subordinated Notes to holders of Preferred Securities upon the termination of the Trust, such Subordinated Notes, as the case may be, shall be remarketed in accordance with the terms hereof by the Remarketing Agent on the Reset Date (as defined herein);

         WHEREAS, the Company and the Trust have requested that NationsBanc Montgomery Securities LLC ("NMS") act as the Remarketing Agent and, as such, to perform the services described herein; and

         WHEREAS, NMS is willing to act as Remarketing Agent and as such to perform such duties on the terms and conditions expressly set forth herein;

         NOW, THEREFORE, in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

         SECTION 1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Trust Agreement. In
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addition, as used in this Agreement, the following terms shall have the following definitions:

         "1934 ACT REPORTS" has the meaning set forth in Section 2(b)(iv).

         "AGREEMENT" has the meaning set forth in the initial paragraph hereto.

         "ASSOCIATED PERSON" has the meaning set forth in Article 1(ee) of the ByLaws of the National Association of Securities Dealers, Inc.

         "BID" means an irrevocable offer to purchase the aggregate outstanding Liquidation Amount of Preferred Securities at the Remarketing Price or, following any distribution of Subordinated Notes to holders of Preferred Securities, the aggregate outstanding principal amount of such Subordinated Notes, as the case may be, with a Distribution Rate or interest rate, as applicable, equal to the Bid Rate specified in such Bid and with a redemption date or maturity date, as the case may be, on the Maturity Extension Date.

         "BID RATE" means the proposed Distribution Rate on the Preferred Securities or interest rate on Subordinated Notes specified in a Bid.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to close.

         "CLOSING PRICE" has the meaning set forth in the Forward Underwriting Agreement.

         "COMMENCEMENT DATE" has the meaning set forth in the Forward Underwriting Agreement.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMMON STOCK" has the meaning set forth in the Forward Underwriting Agreement.

         "COMPANY" has the meaning set forth in the initial paragraph hereto.

         "CREDIT AGREEMENT" means the Credit Agreement dated as of October 15, 1998 among the Company, certain subsidiaries of the Company from time to time parties thereto, the several lenders from time to time parties thereto, NationsBank, N.A., as Administrative Agent, The Chase Manhattan Bank, Morgan Guaranty Trust Company of New York and Citibank, N.A., as Co-Syndication Agents, as


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
the same may be amended, supplemented, modified or superseded from time to time.

         "CROSS DEFAULT" means an Event of Default as defined in the Credit Agreement.

         "CURED DEFAULT TRIGGER EVENT" has the meaning set forth in
Section 10(b).

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE ACT REGULATIONS" means the rules and regulations promulgated under the Exchange Act.

         "EXPECTED RESET DATE" has the meaning set forth in Section 5.

         "FINAL RESET DATE" means the third scheduled Trading Day prior to the Remarketing Termination Date.

         "FORMER HOLDERS" has the meaning set forth in Section 5(i).

         "FORWARD UNDERWRITING AGREEMENT" means the Forward Underwriting Agreement dated November 12, 1998 between the Company and NMS, as amended, supplemented, modified or superceded from time to time.

         "GUARANTEE AGREEMENT" means the Preferred Securities Guarantee Agreement, dated November 12, 1998, of the Company in respect to the Preferred Securities, as may be amended, supplemented, modified or superseded from time to time.

         "INDENTURE" means the Junior Subordinated Debenture Indenture dated as of November 12, 1998 by and between the Company and The Chase Manhattan Bank, as Indenture Trustee, as supplemented by the First Supplemental Indenture dated as of November 12, 1998 and as further amended, supplemented, modified or superceded from time to time.

         "INDENTURE TRUSTEE" means the Trustee pursuant to the Indenture.

         "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended.


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
         "LIQUIDATION AMOUNT" has the meaning set forth in Section 8.

         "MANDATORY REDEMPTION PROCEEDS" has the meaning set forth in
Section 9.

         "MATERIAL ADVERSE CHANGE" has the meaning set forth in the Forward Underwriting Agreement.

         "MATURITY EXTENSION DATE" means the first anniversary of the Remarketing Settlement Date on which Replacement Securities are issued.

         "NMS" has the meaning set forth in the fourth recital hereto.

         "OFFERING MEMORANDUM" has the meaning set forth in Section 14.

         "POTENTIAL ADJUSTMENT EVENT" has the meaning set forth in the Forward Underwriting Agreement.

         "PREFERRED SECURITIES" has the meaning set forth in the first recital hereto.

         "REFERENCE CORPORATE DEALER" means a leading dealer that is a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act), which shall not include NMS, its Affiliates (as such term is defined in Rule 405 under the Securities Act) or its Associated Person, of publicly traded debt securities, including debt securities of the Company, to be selected by the Company.

         "REMARKETING" means a remarketing of Preferred Securities or Subordinated Notes pursuant to Section 5.

         "REMARKETING FEE" has the meaning set forth in Section 8.

         "REMARKETING PRICE" means a price equal to 100.5% of the aggregate stated Liquidation Amount of the Preferred Securities plus accrued and unpaid Distributions (if any) or, in the case of Subordinated Notes, a price equal to 100.5% of the aggregate principal amount of such Subordinated Notes, plus accrued and unpaid interest (if any).

         "REMARKETING SETTLEMENT DATE" means the third Business Day immediately following the Reset Date.

         "REMARKETING TERMINATION DATE" means November 10, 1999.

         "RENEWED REMARKETING" has the meaning set forth in Section 7.


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
         "REPAYMENT DATE" has the meaning set forth in Section 9.

         "REPLACEMENT SECURITIES" has the meaning set forth in Section 5(j).

         "REPRESENTATION DATE" has the meaning set forth in Section 2(a).

         "RESET DATE" means any date established as a Reset Date pursuant to
Section 5 or 10.

         "SECONDARY PURCHASE AGREEMENT" means an agreement to be dated as of the Reset Date (or such other date permitted by applicable law) among the Company, the Trust, the Remarketing Agent and the Secondary Purchaser (selected in the manner provided in Section 5(c)) providing for the purchase of the Preferred Securities, or the Subordinated Notes, as the case may be, by the Secondary Purchaser, substantially in the form of Exhibit A hereto, or as otherwise agreed among the Company, the Trust, the Remarketing Agent and the Secondary Purchaser.

         "SECONDARY PURCHASER" has the meaning set forth in Section 5(c).

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "STOCK PRICE TRIGGER EVENT" has the meaning set forth in Section 10(i).

         "SUBORDINATED NOTES" has the meaning set forth in the second recital hereto.

         "TRADING DAY" has the meaning set forth in the Forward Underwriting Agreement.

         "TRANSACTION AGREEMENTS" means this Agreement, the Purchase Agreement, the Trust Agreement, the Guarantee Agreement and the Indenture.

         "TRANSACTION DOCUMENTS" means the Transaction Agreements, together with the Common Securities, Preferred Securities and Subordinated Notes.

         "TRIGGER EVENT" has the meaning set forth in Section 10.

         "TRIGGER PRICE" has the meaning set forth in Section 11.

         "TRUST" has the meaning set forth in the initial paragraph hereto.


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
         "TRUST AGREEMENT" has the meaning set forth in the initial paragraph hereto.

         "TRUST SECURITIES" has the meaning set forth in the first recital hereto.

         "UNDERWRITER" means NationsBanc Montgomery Securities LLC, as Underwriter under the Forward Underwriting Agreement.

         "UNDERWRITING TRIGGER EVENT" has the meaning set forth in
Section 10(c).

         "WINNING BID RATE" has the meaning set forth in Section 5(b).

         SECTION 2. Representations and Warranties. (a) Basic Warranties. Each party represents and warrants to the other party as of the date hereof, the Reset Date and the Remarketing Settlement Date (each of the foregoing dates being hereinafter referred to as a "REPRESENTATION DATE") that:

                  (i) Status. It is a duly and validly existing entity under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing.

                  (ii) Powers. It has the power and authority to execute, enter into and perform its obligations under, or contemplated under, this Agreement and consummate the transactions contemplated hereby.

                  (iii) No Violation or Conflict. The execution, delivery and performance by such party of this Agreement, the consummation of the transactions herein contemplated and compliance by such party with its obligations hereunder (A) do not violate or conflict with (1) any provision of its constitutional documents, (2) any law applicable to it, any order or judgment of any court or other agency of government applicable to it or any of its assets that affects the legality, validity or enforceability of this Agreement and (B) do not and will not conflict with or constitute a breach of any contractual restriction binding on or affecting it or any of its assets.

                  (iv) Consents. All governmental and other consents that are required to have been obtained by it with respect to the performance by each party of its obligations under this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.


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
                  (v) Obligations Binding. Its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable against it in accordance with the terms of this Agreement, except as of the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights or by general equitable principles.

                  (vi) Absence of Litigation. There is not pending or, to the best of its knowledge, threatened against or affecting it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that could reasonably be expected to materially affect the legality, validity or enforceability against it of this Agreement or its ability to perform its obligations under this Agreement.

                  (vii) Non-Reliance. It is acting for its own account, and it has made its own independent decision to enter into this Agreement and as to whether this Agreement is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of any other party as investment advice or as a recommendation to enter into this Agreement; it being understood that information and explanations related to the terms and conditions of this Agreement shall not be considered investment advice or a recommendation to enter into this Agreement. No communication (written or oral) received from any other party shall be deemed to be an assurance or guarantee as to the expected results of this Agreement. Each other party is not acting as a fiduciary for or an adviser to it in respect of this Agreement.

                  (viii) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement. It is also capable of assuming, and assumes, the risks of this Agreement.

          (b) Representations and Warranties of the Company and the Trust. Each of the Company and the Trust further represents and warrants to the Remarketing Agent as of each Representation Date, as applicable to each such entity, that:

                  (i) Securities Validly Issued. The Preferred Securities and Subordinated Notes have been validly authorized and executed by the Trust and the Company, as the case may be, and authenticated, issued and


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
         delivered in the manner provided for in the Trust Agreement and the Indenture, respectively, and delivered against payment of the purchase price therefor as provided in the Purchase Agreement, and constitute legally binding obligations of the Trust or the Company, as the case may be, entitled to the benefits of the Trust Agreement and Indenture.

                  (ii) No Event of Default. No Event of Default under the Trust Agreement and no Event of Default under the Indenture or Cross Default has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement.

                  (iii) Compliance with Exchange Act Requirements. The Company has made all the filings with the Commission that it is required to make under the Exchange Act and the Exchange Act Regulations, each such filing complies in all material respects with the requirements of the Exchange Act and Exchange Act Regulations.

                  (iv) No Material Misstatements. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, its Quarterly Reports on Form 10-Q for the periods ended March 31, 1998 and June 30, 1998 and its Current Reports on Form 8-K dated July 24, 1998, July 30, 1998 and October 15, 1998 (collectively, the "1934 ACT REPORTS"), as supplemented by material press releases, at the time they were filed did not, and, giving effect as of the date hereof to the transactions contemplated by the Transaction Documents do not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (v) No Material Adverse Change. Since the respective dates as of which information is given in, except as otherwise stated therein, there has been no Material Adverse Change.

                  (vi) Not an Investment Company. Neither the Company nor the Trust is an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act.

         SECTION 3. Covenants. (a) The Company hereby covenants with the Remarketing Agent as follows:


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
                  (i) Maintain Authorizations. The Company shall use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement and shall use all reasonable efforts to obtain any that may become necessary in the future.

                  (ii) Comply with Laws. The Company shall comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement.

                  (iii) Furnish Documentation. The Company will furnish to the Remarketing Agent: (i) unless available to the Remarketing Agent on EDGAR or the Company's website, each Exchange Act Document filed after the date hereof and (ii) in connection with the remarketing of the Preferred Securities or Subordinated Notes, as the case may be, such other information as the Remarketing Agent may reasonably request from time to time. Notwithstanding the foregoing sentence, the Company agrees to provide the Remarketing Agent with as many copies of the foregoing written materials and other Company-approved information as the Remarketing Agent may reasonably request for use in connection with the remarketing of the Preferred Securities or Subordinated Notes, as the case may be, and consents to the use thereof for such purpose.

                  (iv) Notification. If, at any time prior to the Remarketing Settlement Date, any event or condition known to the Company relating to or affecting the Company, any Material Subsidiary thereof or the Preferred Securities or Subordinated Notes shall occur which could reasonably be expected to cause any of the reports, documents, materials or information referred to in Section 3(a)(iii) or any document incorporated therein by reference to contain an untrue statement of a material fact or omit to state a material fact, the Company shall promptly notify the Remarketing Agent in writing of the then-known circumstances and details of such event or condition.

                  (v) File Exchange Act Documents. At all times prior to the Remarketing Settlement Date, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

                  (vi) Comply with Securities Laws. The Company will comply with the Securities Act and the rules and regulations of the Commission


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
         thereunder, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the remarketing of the Preferred Securities or Subordinated Notes, as the case may be, as contemplated in this Agreement.

                  (vii) No Purchase of Securities. The Company agrees that neither it nor any of its subsidiaries or Affiliates shall purchase or otherwise acquire, or enter into any agreement to purchase or otherwise acquire, any of the Preferred Securities or Subordinated Notes prior to the remarketing thereof by the Remarketing Agent, other than pursuant to the Trust Agreement or the Indenture.

                  (viii) Notification of Rating Agency Action. The Company will provide prompt notice by telephone, confirmed in writing (which may include facsimile or other electronic transmission), to the Remarketing Agent of any notification or announcement by a "nationally recognized statistical rating organization" (as defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act) with regard to a downgrade to below investment grade or withdrawal of the rating of any security of the Company or the placement on what is currently called a "watch list"or a "credit watch" with negative implications of any security of the Company.

                  (ix) Restriction on Debt Issuance. During the three Business Day period ending on the Remarketing Settlement Date, the Company will not, without the consent of the Remarketing Agent, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities with a maturity of more than one year.

                  (x) Best Efforts. The Company shall use its best efforts to assist the Remarketing Agent in remarketing the Preferred Securities or the Subordinated Notes, as the case may be, in the manner contemplated in this Agreement.

          (b) The Remarketing Agent hereby covenants with the Company as follows:

                  (i) Maintain Authorizations. The Remarketing Agent will use all of its reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement and shall use all reasonable efforts to obtain any that may become necessary in the future.


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
                  (ii) Comply with Laws. The Remarketing Agent shall comply in all material respects with all applicable laws and orders which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement.

         SECTION 4. Appointment and Obligations of Remarketing Agent and Calculation Agent; Secondary Purchaser. (a) The Company and the Trust hereby appoint NMS as Remarketing Agent and as Calculation Agent under the Trust Agreement and the Indenture and NMS hereby accepts such appointments (i) to determine, pursuant to the process described in Section 5(b), the Reset Rate that, when applied to the Preferred Securities (and, thus, the Subordinated Notes), shall result in the resale of all outstanding Preferred Securities (or, following any distribution of Subordinated Notes, all such Subordinated Notes), at a sales price equal to 100.5% of the aggregate stated liquidation amount of such Preferred Securities, or 100.5% of the aggregate principal amount of such Subordinated Notes (provided that the Reset Rate shall in no event exceed the rate permitted by applicable law), (ii) as the Remarketing Agent to conduct a private auction of all outstanding Preferred Securities, or, following the distribution of Subordinated Notes to holders of the Preferred Securities upon termination of the Trust, all such Subordinated Notes, as the case may be and
(iii) to enter into a Secondary Purchase Agreement.

          (b) Pursuant to the Secondary Purchase Agreement, the Secondary Purchaser, either as the sole purchaser or as the representative of a syndicate of purchasers designated by the Remarketing Agent, shall agree, subject to the terms and conditions set forth therein, that the Secondary Purchaser and any such other purchasers shall purchase such Preferred Securities or Subordinated Notes, as the case may be, from the holders thereof at a price equal to the Remarketing Price.

         SECTION 5. Determination of Reset Date; Remarketing Procedures. (a) Subject to Sections 7 and 10, the Reset Date shall be September 28, 1999 (the "EXPECTED RESET DATE"); provided that

                  (i) the Company may, by notice to the Remarketing Agent, direct that the Reset Date be delayed if the Company believes it will be unable to meet the conditions to Remarketing in the absence of such a delay; and

                  (ii) the Remarketing Agent may, by notice to the Company, direct that the Reset Date be delayed if the Remarketing Agent believes that a Remarketing will not be successful in the absence of such a delay;


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
and, in either such event, the Company and the Remarketing Agent will use their best efforts to establish a delayed Reset Date that is within five Business Days after the Expected Reset Date, but in no event later than the Final Reset Date; and provided, further, that no Reset Date may be established if any Cross Default (as defined in the Credit Agreement) has occurred, except in connection with a Remarketing following a Cured Default Trigger Event pursuant to Section 10(ii). If the Company and the Remarketing Agent have not agreed, on or prior to the sixth Business Day preceding the Final Reset Date, to a Reset Date that is not later than the Final Reset Date, no Remarketing shall occur, the Preferred Securities (if then outstanding) shall be redeemed at the Mandatory Redemption Price and the Company shall repay the Subordinated Notes in accordance with their terms on the Mandatory Redemption Date.

          (b) The Company shall, by notice to the Remarketing Agent no later than five Business Days prior to the Reset Date, select and specify at least three but not more than five Reference Corporate Dealers. By 3:00 p.m., New York City time, on the Reset Date, the Remarketing Agent shall request Bids from such Reference Corporate Dealers. The Remarketing Agent shall determine the lowest Bid Rate (the "WINNING BID RATE") from among the Bids obtained on the Reset Date. By approximately 4:30 p.m., New York City time, on the Reset Date, the Remarketing Agent shall notify the Company, the Underwriter, the Indenture Trustee and the Property Trustee of the Winning Bid Rate. If on a Reset Date, Bids are not submitted by at least two Reference Corporate Dealers, or if the lowest Bid submitted would result in a Winning Bid Rate in excess of the rate permitted by applicable law, such Remarketing shall be deemed to be a Failed Remarketing on the corresponding Remarketing Settlement Date. The Winning Bid Rate determined by the Remarketing Agent, absent manifest error, shall be binding and conclusive upon the Holders of the Trust Securities, the holders of the Subordinated Notes, the Company and the Trust.

          (c) On the Reset Date, the Remarketing Agent shall designate as the Secondary Purchaser (the "SECONDARY PURCHASER") the Reference Corporate Dealer providing the Bid containing the Winning Bid Rate. If the Winning Bid Rate is specified in the Bids submitted by two or more Reference Corporate Dealers, the Remarketing Agent shall, in its sole discretion, designate one of such Reference Corporate Dealers as the Secondary Purchaser.

          (d) On the Reset Date, the Secondary Purchaser shall enter into a Secondary Purchase Agreement for the purchase by such Secondary Purchaser at the Remarketing Price of the aggregate Liquidation Amount of Preferred Securities, with a Distribution Rate equal to the Winning Bid Rate (or, if Subordinated Notes shall have been distributed to Holders of the Trust Securities, the aggregate principal amount of Subordinated Notes with an interest rate equal


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
to the Winning Bid Rate) and with a Mandatory Redemption Date (or, in the case of Subordinated Notes, a maturity date) on the Maturity Extension Date.

          (e) If a Remarketing shall have occurred pursuant to this Section 5 but settlement of the purchase and sale of the Preferred Securities or Subordinated Notes, as the case may be, does not occur on the corresponding Remarketing Settlement Date, then, unless the provisions of Section 7 with respect to a Renewed Remarketing shall apply, a Failed Remarketing shall be deemed to occur on such Remarketing Settlement Date.

          (f) At the time and in the manner specified in the Secondary Purchase Agreement, the Secondary Purchaser shall pay to the Remarketing Agent on behalf of the holders of the Preferred Securities or Subordinated Notes, as the case may be, on the Remarketing Settlement Date, an amount of cash equal to the Remarketing Price.

          (g) Unless otherwise agreed among the Remarketing Agent, the paying agent (under the Trust Agreement or Indenture as applicable) and any Former Holder, the Remarketing Agent shall promptly pay the Remarketing Price, less the Remarketing Fee, to the paying agent, acting solely as agent for the Former Holders, and the paying agent shall pay such amount to the Former Holders on the Remarketing Settlement Date in the manner specified in the Trust Agreement or the Indenture, as the case may be. Any amounts held by the Paying Agent for payment to the Former Holders shall not be property of the Trust.

          (h) The obligation of the Remarketing Agent to make payment to the Former Holders in connection with the Remarketing shall be limited to the extent that the Secondary Purchaser has delivered the Remarketing Price therefor to the Remarketing Agent.

          (i) Any outstanding Preferred Securities (or, if Subordinated Notes shall have been distributed to holders of the Trust Securities, Subordinated Notes) purchased on the Remarketing Settlement Date shall be deemed to be transferred to the Secondary Purchaser and shall be replaced in the manner provided in Section 5(j). On and after the Remarketing Settlement Date (except in the event of a Failed Remarketing), the Trust (or the Company, in the case of the Subordinated Notes) shall make no further payments to, and the Trust (or the Company, in the case of the Subordinated Notes) shall have no further obligations under the Trust Agreement (or the Indenture in the case of the Subordinated Notes) in respect of, the Holders of such replaced securities (the "FORMER HOLDERS"), the Trust (or the Company, in the case of the Subordinated Notes) shall only be obligated to make payments to the Holders of Replacement Securities, and the Preferred Securities (or Subordinated Notes) of the Former

Holders shall no longer represent an obligation of, or interest in, the Trust (or the Company, in the case of the Subordinated Notes) but shall only represent a right to receive the proceeds of the Remarketing from the Paying Agent under the Trust Agreement or the Indenture, as the case may be.

          (j) The Company shall cause replacement certificates evidencing the remarketed Preferred Securities (or Subordinated Notes) to be executed by an Administrative Trustee (or, in the case of Subordinated Notes, an authorized signatory) on behalf of the Trust (or, in the case of Subordinated Notes, on behalf of the Company) and authenticated by the Property Trustee or the Indenture Trustee in accordance with the provisions of Section 5 (the "REPLACEMENT SECURITIES"). The Replacement Securities shall be delivered to the purchaser or purchasers of the remarketed Preferred Securities (or Subordinated Notes) in accordance with the terms of the Secondary Purchase Agreement.

         SECTION 6. Reset of Distribution Rate, Mandatory Redemption Date, Interest Rate and Maturity Date. Unless a Failed Remarketing or Renewed Remarketing shall have occurred, from and including the Reset Settlement Date, the Distribution Rate on the Trust Securities and the interest rate on the Subordinated Notes shall be the Winning Bid Rate and the mandatory redemption date of the Trust Securities and the maturity date of the Subordinated Notes shall be the Maturity Extension Date.

         SECTION 7. Renewed Remarketing. If a Remarketing has occurred pursuant to Section 5 that would be a Failed Remarketing pursuant to Section 5(e), because the purchase and sale of the Preferred Securities (or, if Subordinated Notes shall have been distributed to Holders of the Trust Securities, Subordinated Notes) does not take place on the corresponding Remarketing Settlement Date, and the reason for such failure shall, in the good faith determination of the Remarketing Agent (made after consultation with the Company), result from facts or circumstances that are not due to the action or inaction of the Company, then the provisions of Section 5 and this Section 7 shall apply to any remarketing (each, a "RENEWED REMARKETING") of the Preferred Securities (or, if Subordinated Notes shall have been distributed to Holders of the Trust Securities, Subordinated Notes), except that the Expected Reset Date shall be the sixth Business Day following such corresponding Remarketing Settlement Date. The provisions of this Section 7 shall apply successively to each Renewed Remarketing, provided that no Renewed Remarketing shall occur after the Final Reset Date.

         SECTION 8. Remarketing Fee. With respect to the Remarketing, the Remarketing Agent shall retain as a remarketing fee (the "REMARKETING FEE") an amount equal to 25 basis points (.25%) of the aggregate stated liquidation amount

(the "LIQUIDATION AMOUNT") of the remarketed Preferred Securities or 25 basis points (.25%) of the aggregate principal amount of the Subordinated Notes, as the case may be, from the purchase price received in connection with such Remarketing.

         SECTION 9. Failed Remarketing; Mandatory Redemption. The Remarketing Agent shall give notice of any Failed Remarketing on the date such Failed Remarketing occurs, or is deemed to occur, by 4:00 p.m., New York City time, on the date of such Failed Remarketing, to the Subordinated Note Issuer, the Property Trustee, the Indenture Trustee, the Underwriter and the Paying Agent under the Indenture. In the case of any Failed Remarketing, the Company shall redeem the Subordinated Notes in whole, but not in part, on the third Business Day following the date such Failed Remarketing occurs or is deemed to occur, and the proceeds from such repayment shall be simultaneously applied by the Property Trustee to redeem a like amount of any outstanding Trust Securities at the Mandatory Redemption Price on a pro rata basis in the manner provided in Section 5 of Annex I to the Trust Agreement.

         SECTION 10. Early Remarketing. If any of the following events (each, a "TRIGGER EVENT") shall have occurred:

         (a) the Closing Price of the Common Stock on any Trading Day, as determined by the Remarketing Agent, is less than the Trigger Price (a "STOCK PRICE TRIGGER EVENT");

         (b) a Cross Default shall have occurred but such Cross Default shall have ceased to be continuing (a "CURED DEFAULT TRIGGER EVENT"); or

         (c) the Company shall have made a written request to the Underwriter to enter into a firm commitment underwriting of the Common Stock, and the Company and the Underwriter shall have substantially agreed to the terms of such underwriting in the manner described in Section 2 of the Forward Underwriting Agreement or shall have given notice to accelerate the Commencement Date in the manner described in Section 7(c) of the Forward Underwriting Agreement (an "UNDERWRITING TRIGGER EVENT");

then a Remarketing shall occur pursuant to Section 5 and, if applicable, Section 7, except that:

                  (i) the Expected Reset Date shall be the sixth Business Day following the date such Trigger Event first occurs;

                  (ii) in the case of a Stock Price Trigger Event or a Cured Default Trigger Event, the Final Reset Date shall be the 15th day following the date such Trigger Event occurs, or the 20th day in the case of a Renewed Remarketing to which the provisions of Section 7 apply, but in no event later than the third scheduled Trading Day prior to November 10, 1999;

                  (iii) in the case of an Underwriting Trigger Event, the Final Reset Date shall be the 45th day following the date such Trigger Event occurs, but in no event later than the third scheduled Trading Day prior to November 10, 1999; and

                  (iv) notwithstanding the provisions of clauses (A), (B) and
         (C) above, if a Reset Date has already been established or a Remarketing has already taken place at the time such Trigger Event occurs, the Remarketing shall occur on such established Reset Date or settled on the corresponding Remarketing Settlement Date.

         SECTION 11. Adjustments to Trigger Price. The "TRIGGER PRICE" shall initially be $22 11/16 (twenty-two and eleven-sixteenths). Following the determination by the Remarketing Agent in its reasonable discretion that a Potential Adjustment Event has occurred, the Remarketing Agent shall determine (after consultation with the Company) whether such Potential Adjustment Event has a diluting or concentrative effect on the theoretical value of the Common Stock and, if so, shall make the corresponding adjustment(s), if any, to the Trigger Price. The Company shall promptly notify the Remarketing Agent of any Potential Adjustment Event. The Remarketing Agent may, but need not, determine the appropriate adjustment(s) by reference to the adjustment(s) in respect of such Potential Adjustment Event made by an options exchange to options on the Common Stock traded on that options exchange. In the event of any merger, consolidation or reorganization of the Company, the Remarketing Agent shall determine the appropriate Trigger Price as a result of such event.

         SECTION 12. Replacement and Resignation of Remarketing Agent. (a) The Company shall not have the right to replace NMS as the Remarketing Agent, except in the case of bad faith, gross negligence or willful misconduct by NMS.

          (b) NMS may resign at any time for good reason (after consultation with the Company) and, subject to the following sentence, shall be discharged from its duties and obligations hereunder or as Calculation Agent under the Trust Agreement and the Indenture by giving no less than 10 days notice. Any such resignation shall become effective upon the Company's appointment of a successor to perform the services that would otherwise be performed hereunder by the Remarketing Agent or the Calculation Agent under the Trust Agreement and the Indenture, as the case may be, and the agreement of any such successor so to serve. Upon receiving notice from the Remarketing Agent that it wishes to resign hereunder or as Calculation Agent under the Trust Agreement and the Indenture stating the reasons for such resignation, the Company shall appoint such a successor and enter into a new remarketing agreement with it as soon as reasonably practicable.

         SECTION 13. Dealing in the Securities. NMS, when acting as Remarketing Agent hereunder or under the Secondary Purchase Agreement or when acting in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold or deal in any of the Preferred Securities or Subordinated Notes, as the case may be. With respect to any Preferred Securities or Subordinated Notes, as the case may be, owned by it, the Remarketing Agent may exercise any vote or join in any action with like effect as if it did not act in any capacity hereunder. NMS, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

         SECTION 14. Offering Memorandum. Promptly following the date hereof, the Company shall furnish an offering memorandum (the "OFFERING MEMORANDUM") to the Remarketing Agent, in form and substance reasonably satisfactory to the Remarketing Agent, to be used in the remarketing by the Secondary Purchaser or purchasers under the Secondary Purchase Agreement, and shall pay all expenses relating thereto.

         SECTION 15. Conditions to the Remarketing Agent's Obligations. (a) The obligations of the Remarketing Agent, the Secondary Purchaser and any other purchasers to perform their respective obligations hereunder and under the Secondary Purchase Agreement shall be subject to the terms and conditions of the Secondary Purchase Agreement.

          (b) If at any time during the term of this Agreement, any Event of Default under the Indenture or any Event of Default under the Trust Agreement, or event that with the passage of time or the giving of notice or both would become an Event of Default under the Indenture or an Event of Default under the Trust Agreement, has occurred and is continuing under the Indenture or the Trust Agreement, then the obligations and duties of the Remarketing Agent under this Agreement shall be suspended until such default or event has been cured. The Company shall cause the Indenture Trustee and the Property Trustee to give the Remarketing Agent notice of all such defaults and events of which the Indenture Trustee or the Property Trustee is aware.

         SECTION 16. Indemnification. The Company shall indemnify and hold harmless the Remarketing Agent and its officers and employees from and against all actions, claims, damages, liabilities and losses, and costs and expenses related thereto (including reasonable legal fees and costs) relating to or arising out of actions or omissions in any capacity hereunder and in any capacity as Calculation Agent under the Trust Agreement and the Indenture, except actions, claims, damages, liabilities, losses, costs and expenses to the extent caused by (a) the bad faith, gross negligence or wilful misconduct of such indemnified party or (b) the breach by the Remarketing Agent of its representations, warranties and covenants hereunder. This Section 16 shall survive the termination of the Agreement, the Trust Agreement, the Indenture and the payment in full of all obligations under the Preferred Securities or the Subordinated Notes, as the case may be, and this Agreement, whether by purchase, repurchase, redemption or otherwise.

         SECTION 17. Termination of Remarketing Agreement. This Agreement shall terminate as to any Remarketing Agent that is replaced on the effective date of its replacement pursuant to Section 12(b). Notwithstanding any such termination, the obligations of the Company set forth in Section 8 shall survive and remain in full force and effect until all amounts payable under said Section 8 shall have been paid in full. In addition, this Agreement shall terminate upon the earlier of (a) the expiration of the term specified in Section 21 and (b) three Business Days following the date of any Failed Remarketing.

         SECTION 18. Remarketing Agent's Performance: Duty of Care; Power of Attorney. The duties and obligations of the Remarketing Agent hereunder shall be determined solely by the express provisions of this Agreement and the Secondary Purchase Agreement.

         The Remarketing Agent hereby accepts the obligation set forth in the Trust Agreement and the Indenture to act as attorney-in-fact for the holders of the Preferred Securities or Subordinated Notes, as the case may be.

         SECTION 19. Expenses. The Company shall pay the reasonable fees and disbursements of the Remarketing Agent's counsel incurred in connection with any remarketing, including any Renewed Remarketing and any Failed Remarketing and the Company shall pay the reasonable fees, expenses and disbursements of the Remarketing Agent and its counsel in connection with the execution and delivery of the Secondary Purchase Agreement.

         SECTION 20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law rules thereof.

         SECTION 21. Term of Agreement. Unless otherwise terminated in accordance with the provisions hereof and except as otherwise provided herein, this Agreement shall remain in full force and effect from the date hereof until thirty days following the Reset Date.

         SECTION 22. Successors and Assigns. The rights and obligations of the Company hereunder may not be assigned or delegated to any other person without the prior written consent of the Remarketing Agent. Subject to the provisions of
Section 12, the rights and obligations of the Remarketing Agent hereunder may not be assigned or delegated to any other person without the prior written consent of the Company. This Agreement shall inure to the benefit of and be binding upon the Company and the Remarketing Agent and their respective successors and assigns. The terms "successors" and "assigns" shall not include any purchaser of Preferred Securities or Subordinated Notes merely because of such purchase.

         SECTION 23. Headings. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

         SECTION 24. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstances or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

         SECTION 25. Counterparts. This Agreement may be executed in counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

         SECTION 26. Amendments. This Agreement may be amended by any instrument in writing signed by the parties hereto; provided that any amendment to Section 8 shall require, in addition, the consent of all of the holders of the Preferred Securities or Subordinated Notes to be remarketed, as the case may be.

         SECTION 27. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone, telegraph or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19894-0001, Attention: Vice President and Treasurer, with a copy to Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19894-0001, attention: Corporate Secretary and a copy to Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, 51st Floor, Philadelphia, Pennsylvania 19103, Attention: Justin P. Klein, Esq.; if to the Trust, to c/o Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19894-0001, Attention: Israel J. Floyd, Esq., Administrative Trustee; and if to the Remarketing Agent, to NationsBanc Montgomery Securities LLC, 100 North Tryon Street, Charlotte, North Carolina 28255, Attention: Syndicate or to such other address as any of the above shall specify to the other in writing.

         IN WITNESS WHEREOF, each of the Company, the Trust and the Remarketing Agent has caused this Remarketing Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.

                                    HERCULES INCORPORATED


                                    By:     /s/ R. K Elliott
                                             Name:    R. Keith Elliott
                                             Title:   Chairman and Co-Chief
                                                      Executive Officer

                                    HERCULES TRUST V


                                    By:       /s/ Jan M. King
                                             Name:    Jan M. King
                                             Title:   Administrative Trustee


CONFIRMED AND ACCEPTED:

NATIONSBANC MONTGOMERY
  SECURITIES LLC,
  not individually, but solely as
  Remarketing Agent


By:    /s/ Russell F. Hackman
         Name: Russell F. Hackman
         Title:   Principal

                                                                    Exhibit A to
                                                           Remarketing Agreement



         SECONDARY PURCHASE AGREEMENT (the "AGREEMENT") dated _________, 199_ among HERCULES INCORPORATED, a Delaware corporation (the "COMPANY"), HERCULES TRUST V, a Delaware statutory business trust (the "TRUST")(1), NATIONSBANC MONTGOMERY SECURITIES, LLC, a ___________ limited liability company, as Remarketing Agent (the "REMARKETING AGENT") and attorney-in-fact for the holders from time to time of the Preferred Securities, and _________________, a __________ corporation (the "SECONDARY PURCHASER").

         SECTION 1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Remarketing Agreement, the Trust Agreement and the Junior Subordinated Debenture Indenture (as supplemented by the First Supplemental Indenture, the "INDENTURE") and the Guarantee Agreement, each as identified in Schedule I hereto. In addition, as used in this Agreement, the following terms shall have the following meanings:

         "AFFILIATE" has the meaning set forth in Section 3(v).

         "AGREEMENT" has the meaning set forth in the initial paragraph hereto.

         "BUSINESSES" has the meaning set forth in Section 3(t)(i)(A).

         "COMMON STOCK" means the common stock, no par value, of the company.

         "COMMISSION" means the Securities and Exchange Commission.

         "COMPANY" has the meaning set forth in the initial paragraph hereto.

-----------------------
(1) Delete Trust as a party, delete references to Trust Agreement and Guarantee Agreement and replace references to "Preferred Securities" with "Subordinated Notes" where appropriate if the Subordinated Notes are being purchased.

         "CREDIT AGREEMENT" means the Credit Agreement dated as of October 15, 1998 among the Company, certain subsidiaries of the Company from time to time parties thereto, the several lenders from time to time parties thereto, NationsBank, N.A., as Administrative Agent, The Chase Manhattan Bank, Morgan Guaranty Trust Company of New York and Citibank, N.A., as Co-Syndication Agents, as the same may be amended, supplemented, modified or superseded from time to time.

         "DEBT REPAYMENT TRIGGER EVENT" means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness for borrowed money in excess of $25,000,000 (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Material Subsidiaries or the Trust.

         "DEFAULT" has the meaning set forth in Section 3(f).

         "DEPOSITORY" has the meaning set forth in the Trust Agreement.

         "ENVIRONMENTAL LAWS" means any and all lawful and applicable Federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE ACT REGULATIONS" means the rules and regulations promulgated under the Exchange Act.

         "EXISTING INSTRUMENT" has the meaning set forth in Section 3(f).

         "GAAP" has the meaning set forth in Section 3(k).

         "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "GOVERNMENTAL LICENSES" has the meaning set forth in Section 3(q).

         "GUARANTEE TRUSTEE" shall mean the Preferred Securities Guarantee Trustee as defined in the Guarantee Agreement.

         "HAZARDOUS MATERIALS" means any substance, material or waste defined or regulated in or under any Environmental Laws.

         "INCORPORATED DOCUMENTS" has the meaning set forth in Section 3(j).

         "INDENTURE" has the meaning set forth in the initial paragraph of
Section 1.

         "INTELLECTUAL PROPERTY" has the meaning set forth in Section 3(p).

         "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended.

         "MATERIAL ADVERSE CHANGE" has the meaning set forth in Section 3(m).

         "MATERIAL SUBSIDIARY" has the meaning set forth in Section 3(b).

         "OFFERING MEMORANDUM" has the meaning set forth in Section 2.

         "PREFERRED SECURITIES" means the 200,000 Auction Rate Reset Preferred Securities in an aggregate amount of $200,000,000, issued under the Trust Agreement.

         "QIB" has the meaning set forth in Section 8.

         "REAL PROPERTIES" has the meaning set forth in Section 3(t)(i)(A).

         "RELEVANT EXCHANGE" means the principal national securities exchange or automated quotation system on which the Common Stock is listed or quoted.

         "REMARKETING AGREEMENT" means the Remarketing Agreement identified in Schedule I hereto.

         "REMARKETING AGENT" has the meaning set forth in the initial paragraph hereto.

         "REMARKETING FEE" has the meaning set forth in the Remarketing
Agreement.

         "REMARKETING PRICE" has the meaning set forth in the Remarketing Agreement.

         "REMARKETING SETTLEMENT DATE" has the meaning set forth in the Remarketing Agreement.

         "RENEWED REMARKETING" has the meaning set forth in the Remarketing Agreement.

         "REPLACEMENT SECURITIES" has the meaning set forth in the Trust Agreement.(2)

         "SECONDARY PURCHASER" has the meaning set forth in the initial paragraph hereto.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITIES ACT REGULATIONS" means the rules and regulations promulgated under the Securities Act.

         "SUBORDINATED NOTES" means the $206,200,000 aggregate principal amount of Auction Rate Reset Junior Subordinated Notes Series A of the Company.

         "TRANSACTION AGREEMENTS" means, collectively, this Agreement, the Remarketing Agreement, the Trust Agreement, the Guarantee Agreement and the Indenture.

         "TRUST" has the meaning set forth in the initial paragraph hereto.

         "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended from time to time, or any successor Legislation.

         "TRUSTEES" means any of the Trustees pursuant to the Trust Agreement, the Guarantee Agreement and the Indenture, as appropriate.

         "TRUST AGREEMENT" has the meaning specified in Schedule I hereto.
--------
(2) Replace with the following definition of Replacement Notes if Subordinated Notes are being purchased: "Replacement Notes" has the meaning set forth in the Indenture.

         SECTION 2. Offering Memorandum. The Company and the Trust have furnished an offering memorandum, in form and substance reasonably satisfactory to each of the Remarketing Agent and the Secondary Purchaser, (an "OFFERING MEMORANDUM") relating to the Securities and the purchase and resale thereof.

         SECTION 3. Representations and Warranties. The Company represents, warrants and agrees that:

          (a) Good Standing of Company. The Company is a duly and validly existing corporation in good standing under the laws of the State of Delaware. The Company is duly qualified as a foreign corporation and is in good standing under the laws of each other jurisdiction where its ownership, lease, licensing or operation of property or the conduct of its business requires such qualification, other than in such jurisdiction or jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to result in a Material Adverse Change.

          (b) Good Standing of Material Subsidiaries. Each subsidiary of the Company that (i) is listed on Schedule II hereto , (ii) together with its subsidiaries on a consolidated basis during the 12 months preceding the date hereof accounts for (or to which may be attributed) 5% or more of the net income or assets (determined on a consolidated basis) of the Company and its subsidiaries or (iii) is otherwise necessary for the ongoing business operations of the Company and its subsidiaries taken as a whole (each, a "MATERIAL SUBSIDIARY"), is a duly and validly existing entity and is in good standing under the laws of the jurisdiction of its incorporation or organization, has all corporate power and authority to own, lease, license and operate its properties and conduct its business as currently conducted and is duly qualified as a foreign entity in good standing in each other jurisdiction where its ownership, lease, license or operation of property or the conduct of its business requires such qualification, other than in such jurisdiction or jurisdictions where the failure to be so qualified or be in good standing could not reasonably be expected to result in a Material Adverse Change. All of the issued and outstanding capital stock of each Material Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien (other than the liens created by or contemplated in the Credit Agreement as in effect on the date hereof), encumbrance or claim. None of the outstanding shares of capital stock of any Material Subsidiary were issued in violation of preemptive or other similar rights of any securityholder of such Material Subsidiary.

          (c) Power and Authority. The Company has all corporate power and authority and the legal right to (i) own, lease, license and operate its properties,

(ii) conduct the business in which it is currently engaged and (A) enter into and perform its obligations under, or as contemplated under, this Agreement and consummate the transactions contemplated hereby.

          (d) Valid and Binding Agreements. Each of the Transaction Agreements has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company (assuming, in the case of the Indenture, due execution and delivery by the Indenture Trustee; in the case of the Trust Agreement, due execution and delivery by the Property Trustee and the Delaware Trustee; in the case of the Guarantee Agreement, due execution and delivery by the Guarantee Trustee (the "GUARANTEE TRUSTEE"); and, in the case of the Remarketing Agreement, due execution and delivery by the Remarketing Agent), enforceable in accordance with its terms, except as rights to indemnification hereunder and thereunder may be limited by applicable law and except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights or by general equitable principles.

          (e) Valid and Binding Obligations. The Subordinated Notes have been duly authorized, executed, authenticated and issued and delivered as provided in the Indenture against payment of the purchase price therefor as provided in the Indenture, and are validly issued and outstanding, and constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights or by general equitable principles.

          (f) Non-Contravention of Existing Instruments. Neither the Company nor any of its Material Subsidiaries is in default or, with the giving of notice or lapse of time, would be in default ("DEFAULT") under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its Material Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Material Subsidiaries is subject (each, an "EXISTING INSTRUMENT"), except for such Defaults as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The execution, delivery and performance by the Company of this Agreement and the Remarketing Agreement, the consummation of the transactions herein and therein contemplated and the compliance by the Company with its obligations hereunder and thereunder (i) do not and will not result in any violation of the provisions of the Certificate of Incorporation or By-Laws or other constitutive documents of the Company or any Material Subsidiary, (ii) do not and will not conflict with or constitute a breach of, Default or a Debt Repayment Trigger Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its Material Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens (other than liens created by or contemplated in the Credit Agreement as in effect on November 12, 1998), charges, encumbrances or failure to obtain consents as would not, individually or in the aggregate, result in a Material Adverse Change and
(iii) will not result in any violation of any applicable law or statute or any order, rule, regulation or judgment of any court or governmental agency or body having jurisdiction over the Company or any of its Material Subsidiaries or any of their respective assets, properties or operations the result which could be a Material Adverse Change.

          (g) No Further Consents or Approvals Required. No consent, approval, authorization, order of, registration qualification, or filing of or with any court or governmental agency or body having jurisdiction over the Company, any of its Material Subsidiaries or any of their respective properties is required for the due authorization, execution and delivery by the Company of, and the compliance by the Company with all the terms of, this Agreement and the consummation by the Company of the transactions contemplated hereby, except such as have been obtained or made by the Company, as may be required by the securities or blue sky laws of the various States in connection with the purchase of the Preferred Securities by the Secondary Purchaser or where the failure to obtain such consent, approval, authorization, order, registration, qualification, or make such filing will not adversely affect such authorization, execution or delivery of this Agreement, the compliance with the terms hereof or the consummation by the Company of the transactions contemplated hereby.

          (h) Compliance with Exchange Act Requirements. The Company has made all the filings with the Commission that it is required to make under the Exchange Act and the Exchange Act Regulations and each such filing complies in all material respects with the requirements of the Exchange Act and Exchange Act Regulations.

          (i) Offering Memorandum Furnished to Secondary Purchaser. The Company has furnished to the Secondary Purchaser an Offering Memorandum. The Offering Memorandum did not at the time of delivery to the Secondary Purchaser and, as of the Remarketing Settlement Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (j) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum, at the time they were or hereafter are filed with the Commission (collectively, the "INCORPORATED DOCUMENTS"), except to the extent amended or modified on a subsequent date prior to the date of the Offering Memorandum, complied and will comply in all material respects with the requirements of the Exchange Act and Exchange Act Regulations, at the date of the Offering Memorandum and at the Remarketing Settlement Date.

          (k) Financial Statements. The financial statements of the Company, as well as those financial statements, schedules and notes of any other entity included therein, included or incorporated by reference in the Offering Memorandum together with the related notes and schedules, present fairly the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, as of and at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries or such other entity, as the case may be, for the period specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. Any pro forma financial statements included in the Offering Memorandum have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein but the pro forma financial statements may differ from actual results.

          (l) Independent Accountants. Each of the accountants who certified the financial statements and any supporting schedules thereto included or incorporated in the Offering Memorandum, are independent public or certified public accountants as required by the Exchange Act and the Exchange Act Regulations.

          (m) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum, except as otherwise stated therein, (i) there has been no material adverse change, or development that could reasonably be expected to result in a material adverse change in the condition, financial or otherwise, in or affecting the earnings, business, operations, financial position or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a "MATERIAL ADVERSE CHANGE"), (ii) there have been no transactions entered into by the Company or any of its Material

Subsidiaries other than those arising in the ordinary course of business which are, individually or in the aggregate, material with respect to the Company and its subsidiaries, considered as one enterprise and (iii) except for regular dividends on the Company's Common Stock or preferred stock (which dividends include amounts, sometimes called "dividend equivalents," paid under the Company's employee benefit and compensation plans on the Common Stock grants (whether options, restricted stock or other) under such plans, but only to the extent such amounts do not exceed the amounts of ordinary cash dividends that would be payable were such Common Stock grants treated as Common Stock), in amounts per share that are consistent with past practice, or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (n) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth or incorporated by reference in the Offering Memorandum under the caption ["CAPITALIZATION"] (other than for subsequent issuances, if any, pursuant to employee benefit and compensation plans described in the Offering Memorandum or any Incorporated Document or upon exercise of outstanding options or warrants described in the Offering Memorandum or any Incorporated Document). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable and have been issued in compliance with federal and state securities laws. The capital stock conforms in all material respects to the description thereof contained in the Offering Memorandum. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described or incorporated by reference in the Offering Memorandum.

          (o) No Material Actions or Proceedings. There are no actions, suits, proceedings, inquiries or investigations before or brought by any legal or governmental agency or body now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Material Subsidiaries that are not disclosed in the Offering Memorandum or in any Incorporated Document. The aggregate of all pending legal or governmental proceedings to which the Company or any of its Material Subsidiaries is a party or of which any of their respective assets, properties or operations is the subject that are not described in the Offering Memorandum or any Incorporated Documents, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Change.

          (p) Intellectual Property Rights. Except as otherwise disclosed or incorporated by reference in the Offering Memorandum, the Company and each

Material Subsidiary owns, leases, licenses or otherwise possesses adequate trademarks, service marks, trade names, patents, patent rights, copyrights, licenses, inventions, approvals, and other intellectual property rights (collectively, "INTELLECTUAL PROPERTY") necessary to conduct its business as now conducted. Neither the Company nor any of its Material Subsidiaries has received any written notice of any infringement of or conflict with, asserted rights of others with respect to any Intellectual Property which infringement or conflict, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

          (q) Possession of Licenses and Permits. Each of the Company and its Material Subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, "GOVERNMENTAL LICENSES") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it. The Company and its Material Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect could not individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. Neither the Company nor any of its Material Subsidiaries has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate (if the subject of an unfavorable decision, ruling or finding), would result in a Material Adverse Change.

          (r) Company Not "Investment Company". The Company is not an "investment company" within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder.

          (s) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any subsidiary or any other person required to be described in the Offering Memorandum or in any Incorporated Document that have not been described as required.

          (t)   Environmental Laws.

                  (i) Except as would not have or be reasonably expected to result in a Material Adverse Change or as is otherwise described in the Exchange Act Reports:

                       (A) Each of the real properties owned by the Company or
                  any of its Material Subsidiaries (the "REAL PROPERTIES") and all operations at the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Company or any of its Material Subsidiaries (the "BUSINESSES"), and there are no conditions relating to the Businesses or Real Properties that would be reasonably expected to give rise to liability under any applicable Environmental Laws.

                       (B) Neither the Company nor any of its Material
                  Subsidiaries has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials (as defined herein) or compliance with Environmental Laws (as defined herein) with regard to any of the Real Properties or the Businesses, nor does the Company or any of its Material Subsidiaries have knowledge or reason to believe that any such notice is being threatened.

                       (C) Hazardous Materials have not been transported or
                  disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of, the Company or any of its Material Subsidiaries.

                       (D) No judicial proceeding or governmental or
                  administrative action is pending or, to the knowledge of the Company, threatened, under any Environmental Law to which the Company or any of its Material Subsidiaries is or, to the best knowledge of the Company, will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Company or any of its Material Subsidiaries, the Real Properties or the Businesses.

                       (E) There has been no release or, to the best knowledge
                  of the Company, threat of release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations (including, without limitation, disposal) of the Company or any of its Material Subsidiaries in connection with the Real Properties or otherwise in connection with the Businesses, in violation of, or in amounts or in a manner that could give rise to liability under, Environmental Laws.

                       (F) None of the Real Properties contains, or has
                  previously contained, any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that, if released, constitute or constituted a violation of, or would give rise to liability under, Environmental Laws.

                       (G) Neither the Company, nor any of its Material
                  Subsidiaries, has assumed any liability of any person (other than the Company or one of its Material Subsidiaries) under any Environmental Law.

                  (ii) The Company has adopted procedures that are designed to
         (A) ensure that for the Company and each of its Material Subsidiaries, each of their respective operations and each of the properties owned or leased by the Company and each of its Material Subsidiaries remains in compliance with applicable Environmental Laws, to the extent that the failure to comply with such Environmental Laws would result in or would be reasonably expected to result in a Material Adverse Change, and (B) manage, to the same extent as and in accordance with the practices of companies engaged in the same or a similar business, any liabilities or potential liabilities that the Company and each of its Material Subsidiaries, any of its respective operations and each of the properties owned or leased by the Company and each of its Material Subsidiaries may have under applicable Environmental Laws.

          (u) Securities Laws; Trust Indenture Act. Assuming the accuracy of the Secondary Purchaser's representations, warranties and agreements set forth in
Section 7 hereof, registration of the Preferred Securities, the Subordinated Notes or the Guarantee Agreement under the Securities Act is not required in connection with the offer, sale and delivery of the Preferred Securities to the Secondary Purchaser and qualification of the Trust Agreement, the Guarantee Agreement or the Indenture under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), is not required.

          (v) No Integration. Neither the Company nor any of its Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities
Act) which is or
will be integrated with the sale of the Preferred Securities in a manner that would require the registration under the Securities Act of the Preferred Securities.

          (w) No Solicitation. No form of general solicitation or general advertising was used by the Company, the Trust or, to the best of its knowledge, any other person acting on behalf of the Company or the Trust in respect of the Preferred Securities or in connection with the remarketing and sale of the Preferred Securities (as those terms are used in Regulation D under the Securities Act), or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Neither the Company, the Trust nor any person acting on behalf of the Company or the Trust has, either directly or indirectly, sold or offered for sale to any person any of the Preferred Securities or any other similar security of the Company or the Trust except for the Secondary Purchaser, so as thereby to bring the issuance or sale of any of the Securities within the provisions of Section 5 of the Securities Act or any Blue Sky law of any state or the provincial securities laws of Canada.

         SECTION 4. Representations and Warranties and Agreements of the Company and the Trust. The Company and the Trust, jointly and severally, represent, warrant and agree that:

          (a) The Trust has been duly created and is validly existing in good standing as a statutory business trust organized under the Business Trust Act of the State of Delaware (chapter 38, Title 12, of the Delaware Code, 12 Del. C. Sec. 3801 et seq.) (the "BUSINESS TRUST ACT"), is a "grantor trust" or pass-through entity and not an association or publicly traded partnership subject to taxation as a corporation for Federal income tax purposes under existing law, has the business trust power and authority to own property, conduct its business and enter into and perform the obligations under the Transaction Agreements and is not required to be authorized to do business in any other jurisdiction. All filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

          (b) The Trust has conducted and will conduct no business other than the transactions contemplated by this Agreement, the Remarketing Agreement and the Trust Agreement; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Remarketing Agreement and the Trust Agreement; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement, the Remarketing Agreement, the Subscription Agreement, the Subordinated Note Purchase Agreement and such Trust Agreement; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

          (c) The Trust Agreement has been duly authorized, executed and delivered by the Company, as Sponsor, and the Trustees, and assuming due authorization, execution and delivery of the Trust Agreement by the Delaware Trustee (as defined in the Trust Agreement), constitutes a valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights or by general equitable principles.

          (d) The Preferred Securities have been duly authorized by, and executed and delivered in accordance with the Trust Agreement and represent validly issued, fully paid and non-assessable undivided beneficial interests in the assets of the Trust. Holders of the Preferred Securities are entitled to the same limitation of liability extended to stockholders of private corporations for profit under the General Corporation Law of the State of Delaware. The Common Securities have been duly authorized by, and executed and delivered in accordance with, the Trust Agreement and represent validly issued undivided beneficial interests in the assets of the Trust. The remarketing of Preferred Securities(3) will not be subject to any preemptive or similar rights.

          (e) Each of this Agreement and the Remarketing Agreement has been duly authorized, executed and delivered by, and is a valid and binding obligation of, the Trust, enforceable against the Trust in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights or by general equitable principles.

          (f) The execution and delivery by the Trust and the performance by the Trust of its obligations under, this Agreement, the Remarketing Agreement and the Trust Agreement will not result in a violation of any existing statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its assets, the Trust Agreement or any agreement or other instrument binding upon the Trust; and except for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase of the Preferred Securities by the Secondary Purchaser, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the performance by the Trust under this Agreement, the Remarketing Agreement and the Trust Agreement.

--------
(3) Replace with Subordinated Notes if Subordinated Notes are being purchased.

          (g) The Trust is not, will not be an "investment company" within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder.

         SECTION 5. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Secondary Purchaser agrees to purchase from the registered holder or holders of the Preferred Securities in the manner specified in Section 6 hereof, such Preferred Securities at a purchase price equal to the Remarketing Price plus any accrued and unpaid distributions(4) on the Preferred Securities.

         SECTION 6. Delivery and Payment; Remarketing Fee. Delivery of certificates for the Preferred Securities purchased by the Secondary Purchaser and payment therefor shall be made on the Remarketing Settlement Date at the location and time specified in Schedule I hereto, which date and time may be postponed by agreement among the Secondary Purchaser, the Company, the Trust and the Remarketing Agent on behalf of the registered holder or holders thereof. Payment for the Preferred Securities shall be made by wire transfer of immediately available funds by 1:00 p.m., New York City time, on the Remarketing Settlement Date, to the order of the Remarketing Agent. The Remarketing Agent shall be entitled to retain from such funds the Remarketing Fee. On the Remarketing Settlement Date, the Remarketing Agent shall deliver a proportional amount of the Remarketing Price (net of the Remarketing Fee) to the holders of the Preferred Securities.

         Delivery of the remarketed Preferred Securities shall be made to the Secondary Purchaser as follows: certificates for the Replacement Securities(5) shall be registered in such names and denominations as the Secondary Purchaser may request not less than two full Business Days in advance of the Remarketing Settlement Date, and the Company and the Trust agree to have such certificates available for inspection, packaging and checking by the Secondary Purchaser in New York, New York not later than 1:00 p.m., New York City time, on the Business Day prior to the Remarketing Settlement Date.

--------
(4) Replace with "accrued and unpaid interest" if Subordinated Notes are being remarketed.

(5) Replace with "Replacement Notes" if Subordinated Notes are being remarketed.

         SECTION 7. Additional Covenants of the Company and the Remarketing Agent. (a) None of the Company, the Remarketing Agent or any Affiliate of the Company will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the Securities to the Secondary Purchaser in a manner that would require the registration under the Securities Act of the Securities.

          (b) None of the Company, the Remarketing Agent or any Affiliate of the Company shall solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising (as those terms are defined in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (c) So long as either the Preferred Securities or the Subordinated Notes are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to furnish to holders of the Preferred Securities and prospective purchasers of Preferred Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, if applicable.

          (d) The Company shall include in any Offering Memorandum information substantially in the form set forth in Exhibit I.

          (e) The Company shall advise the Secondary Purchaser promptly and, if requested by the Secondary Purchaser, to confirm such advice in writing, of (i) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Preferred Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority, and (ii) the happening of any event that makes any statement of a material fact made in the Offering Memorandum or incorporated by reference therein untrue or that requires the making of any additions to or changes in the Offering Memorandum or any Incorporated Document in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use every reasonable effort to prevent the issuance of any stop order or order suspending the qualification or exemption of the Preferred Securities under any state securities or blue sky laws and, if at any time any state securities commission shall issue any stop order suspending the qualification or exemption of the Securities under any state securities or blue sky laws, the Company shall use every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

          (f) So long as either the Preferred Securities or the Subordinated Notes are outstanding, the Company shall furnish to the Secondary Purchaser copies of all materials furnished by the Company to its stockholders and, to the extent not otherwise available to the Secondary Purchaser on the Electronic Data Gathering, Analysis and Retrieval Service or the Company's website, all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange or automatic quotation system upon which its common stock may be listed or quoted pursuant to requirements of or agreements with such exchange or system or to the Commission pursuant to the Exchange Act or any Exchange Act Regulation.

          (g) Until the expiration of two years after the last date of issuance of the Preferred Securities, the Company shall not, and shall cause its Affiliates not to, resell any Preferred Securities that were acquired beneficially or of record by the Company or such affiliate if such Preferred Securities were "restricted securities" (as such term is defined under Rule 144(a)(3) under the Securities Act) when so acquired unless such resale is registered pursuant to the Securities Act.

          (h) The Company shall take such steps as shall be necessary to ensure that neither the Company, any Material Subsidiary of the Company nor the Trust shall become an "investment company" within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder.

         SECTION 8. Offering of Securities; Restrictions on Transfer, Representations and Warranties of the Secondary Purchaser. The Secondary Purchaser represents and warrants that it is a qualified institutional buyer as defined in Rule 144A under the Securities Act (a "QIB"). The Secondary Purchaser agrees with the Company that (a) it will not solicit offers for, or offer or sell, the Preferred Securities by any form of general solicitation or general advertising (as those terms are defined in Regulation D under the Securities
Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (b) it will solicit offers for the Preferred Securities only from, and will offer and resell the Preferred Securities only to, persons that it reasonably believes to be QIBs.

         The Secondary Purchaser further represents and warrants as follows:

          (a) The Secondary Purchaser is acting for its own account, and it has made its own independent decision to enter into this Agreement and as to whether this Agreement is appropriate or proper for it based upon its own judgment and upon advice from counsel and other such advisers as it has deemed necessary; and

          (b) The Secondary Purchaser is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement, and of assuming, and assumes, the risks of this Agreement.

         SECTION 9. Payment of Expenses. The Company shall pay all costs, fees and expenses incurred in connection with the performance of its obligations under this Agreement and the transactions contemplated hereby, including without limitation (a) the costs of reproducing and distributing this Agreement, and such other documents as may be required in connection with the remarketing, purchase, sale, issuance or delivery of Preferred Securities, (b) the delivery of any certificates for the Preferred Securities, to the Secondary Purchaser, including any transfer taxes and any stamp or other duties payable upon the sale or delivery of the Preferred Securities to the Secondary Purchaser, (c) the fees and disbursements of the Company's and the Trust's counsel, independent public or certified public accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and expenses of the Trustees, any Depository and their respective counsel and (d) the printing and delivery to the Secondary Purchaser of copies of each preliminary and final Offering Memorandum. The Company shall pay the reasonable fees, expenses and disbursements of the Remarketing Agent and its counsel in connection with the execution and delivery of this Agreement. These amounts shall be in addition to any expenses to be paid by the Company in connection with Section 19 of the Remarketing Agreement.

         SECTION 10. Conditions of Secondary Purchaser's Obligations. The obligations of the Secondary Purchaser to pay for the Preferred Securities are subject to the accuracy of the representations and warranties of the Company and the Trust contained in Sections 3 and 4 hereof or in certificates of any officer of the Company or the Trust delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) All corporate proceedings and other legal matters incident to the authorization, form and validity of each Transaction Document and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to the Secondary Purchaser, and the Company and the Trust shall have furnished to the Secondary Purchaser all documents and information that it may reasonably request.

         (b) Ballard Spahr Andrews & Ingersoll, LLP, shall have furnished to the Secondary Purchaser its written opinion, as special counsel to the Company, addressed to the Secondary Purchaser and dated the Remarketing

Settlement Date, in form and substance reasonably satisfactory to the Secondary Purchaser, to the effect that:

                  (i) The statements in the Company's Exchange Act Reports under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operation" and "[ ]" insofar as such statements constitute matters of law, summaries of legal matters, the Company's Certificate of Incorporation or By-Law, documents or legal proceedings, or legal conclusions, has been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein;

                  (ii) Each Transaction Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company and each of this Agreement and the Remarketing Agreement is a valid and binding obligation of the Company (assuming, in the case of the Remarketing Agreement, due execution and delivery by NationsBanc Montgomery Securities LLC, and in the case of this Agreement, due execution and delivery by the Remarketing Agent and the Secondary Purchaser), enforceable in accordance with its terms, except as the enforcement hereof and thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting the enforcement of creditors' rights or by general equitable principles;

                  (iii) The Subordinated Notes have been duly authorized and established in conformity with the provisions of the Indenture and are validly issued and outstanding;

                  (iv) No consent, approval, authorization, order of, registration, qualification, or filing of or registration with, any court or Governmental Authority or agency is required for the Company's execution, delivery and performance of this Agreement, the Company's performance of the Remarketing Agreement, the Guarantee Agreement, the Indenture and the Subordinated Notes and consummation of the transactions contemplated hereby and thereby;

                  (v) (A) The Company is not an "INVESTMENT COMPANY" within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder; and (B) the Trust is not an "investment company" within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder;

                  (vi) Assuming the accuracy of the Secondary Purchaser's representations, warranties and agreements set forth in Section 8 hereof, registration of the Preferred Securities, the Subordinated Notes or the Guarantee Agreement under the Securities Act is not required in connection with the offer, sale and delivery of the Preferred Securities to the Secondary Purchaser and qualification of the Trust Agreement, the Guarantee Agreement or the Indenture under the Trust Indenture Act is not required;

                  (vii) To the best of such counsel's knowledge after due inquiry, neither the Company nor any of its Affiliates has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Preferred Securities in a manner that would require the registration under the Securities Act of the Preferred Securities.

                  (viii) The Trust is classified as a grantor trust or other pass-through entity for United States federal income tax purposes and not as an association or publicly traded partnership taxable as a corporation; and

                  (ix) The Subordinated Notes are classified as indebtedness for United States federal income tax purposes;

In rendering the opinions set forth above, counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware and that such counsel is not admitted in the state of Delaware.

         (c) Opinion of Company Counsel. Company Counsel or Assistant Company Counsel shall have furnished to the Secondary Purchaser his written opinion, as counsel to the Company, addressed to the Secondary Purchaser and dated the Remarketing Settlement Date, in form and substance reasonably satisfactory to the Secondary Purchaser, to the effect that:

                      (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware;

                      (ii) The Company has all corporate power and authority and the legal right to (A) own, lease, license and operate its properties, (B) to conduct the business in which it is currently engaged and (C) to enter into and perform its obligations under this Agreement and the

           Remarketing Agreement and to consummate the transactions contemplated thereby;

                      (iii) No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising
           (AQ) by operation of the charter or By-Laws of the Company or the General Corporation Law of the State of Delaware or (B) to the best knowledge of such counsel, otherwise;

                      (iv) The Company is duly qualified as a foreign corporation and is in good standing under the laws of each other jurisdiction where its ownership, lease, license or operation of property or its conduct of business requires such qualification, other than in such jurisdiction or jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to result in a Material Adverse Change;

                      (v) Each Material Subsidiary of the Company has been duly incorporated or formed and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has all corporate power and authority to own, lease, license and operate its properties and conduct its business as currently conducted. Each Material Subsidiary is duly qualified as a foreign entity, to transact business and is in good standing in each other jurisdiction or jurisdictions in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing could not reasonably be expected to result in a Material Adverse Change. All of the issued and outstanding capital stock of each Material Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien (other than those created by or contemplated in the Credit Agreement as of November 12, 1998), encumbrance or, to the best of such counsel's knowledge, any pending or threatened claim;

                      (vi) Neither the Company nor any of its Material Subsidiaries is in violation of its charter or by-laws or is in Default under any Existing Instrument, except for such Defaults as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change. The execution, delivery and performance by the Company of its obligations under the Transaction Documents, the purchase of the Common Securities by the Company from the Trust and the consummation by the Company of the transactions contemplated in the Transaction Documents (A) do not and will not result in any violation of the provisions of the Certificate of Incorporation or ByLaws or other constitutive documents of the Company or any Subsidiary, (B) do not and will not conflict with or constitute a breach of, Default or a Debt Repayment Trigger Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its Material Subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches Defaults, liens (other than liens created by or contemplated in the Credit Agreement as in effect on November 12, 1998), charges or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change and (C) will not result in any violation of any applicable law or statute or any order, rule, regulation or judgment of any court or governmental agency or body having jurisdiction over the Company or any of its Material Subsidiaries or any of their respective assets, properties or operations the result of which could be a Material Adverse Change;

                      (vii) Other than as set forth in the Exchange Act Reports, there are no legal or governmental actions, suits or proceedings pending or, to the best of such counsel's knowledge, threatened (A) against or affecting the Company or any of its subsidiaries, or (B) that have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries, where in any such case (I) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (II) any such action, suit or proceeding, if so determined adversely, could reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement;

                      (viii) Except as permitted by the Securities Act and requested by the Purchaser, the Company has not distributed and, prior to the Remarketing Settlement Date, will not distribute any offering material in connection with the offering and sale of the Preferred Securities; and

                      (ix) To the best of such counsel's knowledge, the Exchange Act Reports, as supplemented by material press releases, at the time they were filed did not, and giving effect on the date hereof to the transactions contemplated by the Transaction Documents do not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.



In rendering such opinions, such counsel may state that his opinion is limited to matters governed by Delaware law and that such counsel is not admitted in the State of New York.

           (d) Opinion of Delaware Counsel. Richards, Layton & Finger, P.A., Delaware counsel for the Company and the Trust, shall have furnished to the Purchaser their written opinion addressed to the Secondary Purchaser and dated the Remarketing Settlement Date, in form and substance reasonably satisfactory to the Secondary Purchaser, to the effect that:

                      (i) The Trust has been duly created and is validly existing in good standing as a business trust under the Business Trust Act and under the Business Trust Act, and the Trust Agreement has the trust power and authority to own property and to conduct its business, all as described in the Trust Agreement, and to enter into and perform its obligations under the Agreement and to perform its obligations under each of the Remarketing Agreement, the Preferred Securities and the Common Securities;

                      (ii) The Common Securities have been duly authorized by the Trust Agreement and are validly issued undivided beneficial ownership interests in the assets of the Trust;

                      (iii) The Preferred Securities have been duly authorized by the Trust Agreement and, the Preferred Securities are validly issued and (subject to qualifications set forth in this paragraph) fully paid and non-assessable undivided beneficial interests in the assets of the Trust. The holders of the Preferred Securities are, and will be entitled to the benefits of the Trust Agreement and, as beneficial owners of the Trust, are, and will be entitled to the same limitation of personal liability as extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the holders of the Preferred Securities may be obligated, pursuant to the Trust Agreement, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Preferred Securities certificates and the issuance of replacement Preferred Securities certificates, and (ii) provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Trust Agreement;

                      (iv) Under the Trust Agreement and the Business Trust Act, all necessary trust action has been taken to duly authorize the execution and delivery by the Trust of this Agreement and the Remarketing Agreement;

                      (v) The Trust Agreement constitutes a valid and binding obligation of the Company and the Administrative Trustees, and is enforceable against the Company and the Administrative Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

                      (vi) The Subordinated Notes are validly issued and outstanding and will constitute valid and legally binding obligations of the Company and the Administrative Trustees in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and
           (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

                      (vii) Each of the Guarantee Agreement, the Indenture, the Supplemental Indenture (assuming in the case of the Indenture, due execution and delivery by the Company and Indenture Trustee, in the case of the Guarantee Agreement, due execution and delivery by the Company and the Guarantee Trustee and assuming in the case of the First Supplemental Indenture, due execution and delivery by the Company and the Indenture Trustee) constitutes a valid and binding obligation of the Company and the Administrative Trustees, and is enforceable against the Company and the Trustees in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and
           (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

                      (viii) The Remarketing of the Preferred Securities, the purchase by the Trust of the Subordinated Notes, the execution, delivery and performance by the Trust of this Agreement and the performance by the Trust of the Remarketing Agreement, the consummation by the Trust of the transactions contemplated by this Agreement and compliance by the Trust with its obligations hereunder and thereunder (A) did and do not violate (I) any of the provisions of the Certificate of Trust or the Trust Agreement or (II) any applicable Delaware law or administrative regulation; and (B) do not require any filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Delaware court or Delaware governmental authority or agency.

         In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the laws of the State of Delaware.

          (e) Opinion of Counsel for the Secondary Purchaser. On the Remarketing Settlement Date, the Secondary Purchaser shall have received the written opinion, dated as of the Remarketing Settlement Date, of counsel selected by the Secondary Purchaser (and reasonably acceptable to the Company), with respect to the matters set forth. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Trust and certificates of public officials.

          (f) Officer's Certificate. The Company shall have furnished to the Secondary Purchaser a certificate, dated the Remarketing Settlement Date, of any of its Co-Chief Executive Officers, its President or any Senior Vice President stating that (i) the representations, warranties and agreements of the Company and the Trust in Sections 3 and 4 are true and correct as of such Remarketing Settlement Date; (ii) the Company has complied with all its agreements contained herein; and (iii) there has been no Material Adverse Change.

          (g) Accountants' Comfort Letters. On the Remarketing Settlement Date, the Secondary Purchaser shall have received from the independent public accountants for the Company and any other accountants as appropriate, letters, dated such date, in form and substance satisfactory to the Secondary Purchaser, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Offering Memorandum.

          (h) No Adverse Rating Agency Action. Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act Regulations and
(ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

          (i) No Market Disruption Event. Subsequent to the execution and delivery of this Agreement and prior to the Remarketing Settlement Date there shall not have occurred any of the following: (i) trading or quotation in any of the Company's securities shall have been, or continue to be, suspended or limited by the Commission or by the Relevant Exchange, or trading in securities generally on the New York Stock Exchange, Inc. shall have been, or continue to be, suspended or limited, or minimum or maximum prices shall have been generally established on the New York Stock Exchange Inc. by the Commission; (ii) a general banking moratorium shall have been declared by federal, New York, Delaware or London authorities and continue to be in effect; (iii) there shall have occurred, or continue to be, any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in the United States' or international political, financial or economic conditions affecting the securities markets generally, as in the reasonable judgment of the Secondary Purchaser is material and adverse and makes it impracticable to sell Preferred Securities(6) in the manner and on the terms provided herein or to enforce contracts for the sale of securities; (iv) since the most recent dates as of which information is given in the Offering Memorandum, in the reasonable judgment of the Secondary Purchaser, there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the reasonable judgment of the Secondary Purchaser may interfere materially with

--------
(6) Insert "Subordinated Notes" if Subordinated Notes are being sold.

the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.

          (j) Additional Documents. On the Remarketing Settlement Date, counsel for the Secondary Purchaser shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the Remarketing and sale of the Preferred Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the sale of the Preferred Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Secondary Purchaser.

          (k) Form of Documents. All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to the Secondary Purchaser.

         SECTION 11. Purchase Default. If, on the Remarketing Settlement Date, the Secondary Purchaser fails to purchase the liquidation amount of Preferred Securities or principal amount of Subordinated Notes, as the case may be, such failure shall constitute either a Renewed Remarketing or a Failed Remarketing, as determined in accordance with Section 7 of the Remarketing Agreement.

         SECTION 12. Indemnification. (a) Indemnification of the Secondary Purchaser and Remarketing Agent. The Company agrees to indemnify and hold harmless each of the Secondary Purchaser and Remarketing Agent, its officers and employees, and each person, if any, who controls the Secondary Purchaser and Remarketing Agent within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Secondary Purchaser and Remarketing Agent or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary Offering Memorandum or the final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; or (iv) any act or failure to act or any alleged act or failure to act by the Secondary Purchaser and Remarketing Agent in connection with, or relating in any manner to, the Securities or the remarketing contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) above, provided that the Company shall not be liable under this clause (iv) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Secondary Purchaser or the Remarketing Agent, as the case may be, through its bad faith, gross negligence or willful misconduct; and to reimburse each of the Secondary Purchaser and Remarketing Agent, as the case may be, and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Secondary Purchaser or the Remarketing Agent and reasonably acceptable to the Company) as such expenses are reasonably incurred by the Secondary Purchaser or the Remarketing Agent, as the case may be, or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Secondary Purchaser or the Remarketing Agent, as the case may be, expressly for use in any preliminary Offering Memorandum or final Offering Memorandum (or any amendment or supplement thereto); and provided, further, that with respect to any preliminary Offering Memorandum, the foregoing indemnity agreement shall not inure to the benefit of the Secondary Purchaser and Remarketing Agent from whom the person asserting any loss, claim, damage, liability or expense purchased Securities, or any person controlling the Secondary Purchaser or the Remarketing Agent, as the case may be, if copies of the final Offering Memorandum were timely delivered to the Secondary Purchaser or the Remarketing Agent, as the case may be, pursuant to Section 2 and a copy of the final Offering Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Secondary Purchaser or the Remarketing Agent, as the case may be, to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the final Offering Memorandum (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 12 shall be in addition to any liabilities that the Company may otherwise have and shall be in addition to the Company's indemnification obligations pursuant to the Remarketing Agreement.

          (b) Indemnification of the Company, its Directors and Officers. Each of the Secondary Purchaser and Remarketing Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Secondary Purchaser and Remarketing Agent), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in any preliminary Offering Memorandum or the final Offering Memorandum (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary Offering Memorandum, the final Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Secondary Purchaser and the Remarketing Agent expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by any such Person) as such expenses are reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 12 shall be in addition to any liabilities that the Secondary Purchaser and Remarketing Agent may otherwise have.

          (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 12 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 12, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 12 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 12 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party), or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

          (d) Settlements. The indemnifying party under this Section 12 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 12(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         SECTION 13. Contribution. If the indemnification provided for in
Section 12 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by each of the Company, the Secondary Purchaser and Remarketing Agent, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the Company, the Secondary Purchaser and the Remarketing Agent in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by each of the Company, the Secondary Purchaser and the Remarketing Agent in connection with the remarketing of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the remarketing of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Secondary Purchaser, the Remarketing Fee received by the Remarketing Agent, bear to the Remarketing Price. The relative fault of each of the Company, the Secondary Purchaser and the Remarketing Agent shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company or the Secondary Purchaser or the Remarketing Agent, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 12(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 12(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 13; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 12(c) for purposes of indemnification.

         Each of the Company, the Secondary Purchaser and the Remarketing Agent agree that it would not be just and equitable if contribution pursuant to this
Section 13 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 13.

         Notwithstanding the provisions of this Section 13, the Secondary Purchaser shall not be required to contribute any amount in excess of the underwriting commissions received by it in connection with the Securities underwritten by it and distributed to the public and the Remarketing Agent shall not be required to contribute any amount in excess of the Remarketing Fee received by it in connection with the Securities remarketed by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 13, each officer and employee of the Secondary Purchaser or the Remarketing Agent, as the case may be, and each person, if any, who controls the Secondary Purchaser or the Remarketing Agent, as the case may be, within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Secondary Purchaser or the Remarketing Agent, as the case may be and each director of the Company and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

         SECTION 14. Termination. The obligations of the Secondary Purchaser hereunder may be terminated by it by notice given to and received by the Company prior to delivery of and payment for the Preferred Securities if, prior to that time, any of the events described in Sections 10(h) and 10(i) shall have occurred or if the Secondary Purchaser shall decline to purchase the Preferred Securities for any reason permitted under this Agreement.

         SECTION 15. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Trust, the Secondary Purchaser and the Remarketing Agent contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         SECTION 16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK WITHOUT REFERENCE TO THE CHOICE OF LAW RULES THEREOF.

         SECTION 17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         SECTION 18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         SECTION 19. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing or transmitted by any standard form of telecommunication, including telephone, telegraph or telecopy, and confirmed in writing. All written notices and confirmations of notices by telecommunication shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid. All such notices, requests, consents or other communications shall be addressed as follows: if to the Company, to Hercules Incorporated, Hercules Plaza, 1313 North Market Street, Wilmington, Delaware 19894-0001, Attention: Vice President and Treasurer with a copy to the Corporate Secretary, and to Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, 51st Floor, Philadelphia, Pennsylvania 19103, Attention: Justin P. Klein, Esq.; if to the Remarketing Agent (if NMS is the Remarketing Agent), to c/o NationsBanc Montgomery Securities LLC, 100 North Tryon Street, Charlotte, North Carolina 28255, Attention: Syndicate, or to such other address as any of the above shall specify to the other in writing.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Trust, the Remarketing Agent and the Secondary Purchaser.

                                Very truly yours,

                                            HERCULES INCORPORATED


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:


                                            HERCULES TRUST V


                                            By:
                                                --------------------------------
                                                Name:
                                                Title:   Administrative Trustee

CONFIRMED AND ACCEPTED:

------------------------,
as Secondary Purchaser

By:
    --------------------------------
    Name:
    Title:

NATIONSBANC MONTGOMERY
   SECURITIES LLC
not individually, but solely as Remarketing
Agent and as attorney-in-fact for the holders of the Preferred Securities


By:
    --------------------------------
    Name:
    Title:

                                    EXHIBIT I

         Each preliminary and final Offering Memorandum shall contain language to the following effect:

         Each purchaser of the Preferred Securities will be deemed to:

                           (1) represent that it is purchasing the Preferred
                  Securities for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB;

                           (2) acknowledge that the Preferred Securities have
                  not been registered under the Securities Act and may not be offered or sold except as set forth below; and

                           (3) agree that if it should resell or transfer the
                  Preferred Securities prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), it will do so only (a) to the Company or any subsidiary thereof, (b) to a QIB in compliance with Rule 144A or (c) a Secondary Purchaser.

         Each purchaser of the Preferred Securities will be required to furnish to the Secondary Purchaser such certifications, legal opinions or other information as the Secondary Purchaser may reasonably require to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

         Until sold in a transaction that is registered under the Securities Act or that is exempt from such registration requirements pursuant to Rule 144 under the Securities Act, each certificate representing a Preferred Security will bear the following legend:

         THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITIES EVIDENCED

HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) RESELL OR OTHERWISE TRANSFER THE SECURITIES EVIDENCED HEREBY EXCEPT (A) TO HERCULES INCORPORATED OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT OR (C) TO A SECONDARY PURCHASER (AS DEFINED IN THE AMENDED AND RESTATED TRUST AGREEMENT OF HERCULES TRUST V DATED AS OF NOVEMBER 12, 1998 (THE "TRUST AGREEMENT") THAT HAS ENTERED INTO A SECONDARY PURCHASE AGREEMENT (AS DEFINED IN THE TRUST AGREEMENT) WITH THE TRUST, (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND AND (4) AGREES, WITH RESPECT TO ANY TRANSFER OCCURRING PRIOR TO THE REMARKETING DATE ON WHICH REPLACEMENT SECURITIES ARE ISSUED, TO PROVIDE TO THE PROPERTY TRUSTEE A DULY EXECUTED CERTIFICATE SUBSTANTIALLY TO THE EFFECT OF CLAUSES (1), (2) AND (3), ABOVE. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO THE SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT.

         FROM AND AFTER THE REMARKETING SETTLEMENT DATE ON WHICH REPLACEMENT SECURITIES ARE ISSUED, THIS CERTIFICATE SHALL REPRESENT ONLY THE RIGHT TO RECEIVE THE REMARKETING PRICE, AS PROVIDED IN THE TRUST AGREEMENT, AND SHALL NO LONGER REPRESENT AN OBLIGATION OF OR INTEREST IN THE TRUST.

         Each preliminary and final Offering Memorandum shall also contain language to the following effect:

                  "Each person receiving this Offering Memorandum acknowledges that (i) such person has been afforded an opportunity to request from the Company and to review all additional information considered by it to be necessary to verify the accuracy of or to supplement the information herein, (ii) it has not relied on the Secondary Purchaser or any person affiliated with the Secondary Purchaser in connection with its investigation of the accuracy of such information or its investment decision and (iii) no person has been authorized to give any information or to make any representation concerning the Company or the Preferred Securities offered hereby other than as contained herein and information given by duly authorized officers and employees of the Company in connection with investors' examination of the Company and the terms of the offering, and, if given or made, such other information or representations should not be relied upon as having been authorized by the Company or the Secondary Purchaser."